FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/08/2023

Work Order Item Number:	W2023090800228-3136196
Filing Number:	20233465450
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	9/7/2023 2:44:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C9449-1992 **Entity Name:** Wetouch Technology Inc.

Entity Status: Default **Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number C9449-1992
Secretary of State State Of Nevada	Filing Number 20233465450
	Filed On 9/7/2023 2:44:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: WETOUCH TECHNOLOGY INC. Entity or Nevada Business Identification Number (NVID): NV19921056313
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common stock, $0.001 par value, 300,000,000 shares authorized Preferred stock, $0.001 par value, 10,000,000 shares authorized
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common stock, $0.0001 par value, 15,000,000 shares authorized Preferred stock, $0.001 par value, 10,000,000 shares authorized
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: At the effective date, the issued and outstanding shares of common stock will be reverse split at the rate of 20 to 1 that every 20 pre-split shares of common stock will be exchanged for 1 post-split common stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares resulting from the reverse split will be rounded to the nearest whole number.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X ________ Signature of Officer — Chief Executive Officer (Title) — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.